UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2021
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.
On October 12, 2021, the Evofem Biosciences, Inc. (the “Company”) completed the initial closing (the “Initial Closing”) of its previously announced registered direct offering (the “Offering”) of 5,000 shares of Series B-1 Convertible Preferred Stock, par value $0.0001 per share ( the “Series B-1 Preferred Stock”) at a purchase price of $1,000.00 per share for aggregate gross proceeds to the Company from this Initial Closing of approximately $5.0 million and aggregate net proceeds to the Company of approximately $4.7 million, after deducting estimated offering expenses payable by the Company. The additional closing of the Offering and issuance of 5,000 shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”; collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”) is expected to occur on or about October 26, 2021. The net proceeds from the Offering will be used for (i) the continuation of commercialization activities related to the Company’s commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel, (ii) the continuation of its pivotal Phase 3 clinical trial ‘EVOGUARD’, evaluating EVO100 (L-lactic acid, citric acid, and potassium bitartrate) vaginal gel for the prevention of chlamydia and gonorrhea in women and related development activities, and (iii) general corporate purposes and other capital expenditures.

Item 8.01.	Other Events.
The Company is filing the opinion of its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale of the shares of Series B Preferred Stock and the underlying common stock as Exhibit 5.1 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: October 12, 2021	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer